Exhibit 10.9

[DATE]

iStar Acquisition Corp.
1114 Avenue of the Americas, 39th Floor
New York, New York  10036

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Re:          Initial Public Offering

Ladies and Gentlemen:

This letter agreement is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between iStar Acquisition Corp., a Delaware corporation (the “Company”), and Banc of America Securities LLC (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) pursuant to a Registration Statement on Form S-1 (File No. 333-147305) (the “Registration Statement”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (a “Warrant”).  Certain capitalized terms used herein are defined in Section 1 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1.             As used herein, (i) a “Business Combination” (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company); (ii) “Existing Holders” shall mean all persons who own securities of the Company immediately prior to the IPO, including the Company’s executive officers and directors; (iii) “Initial Units” shall mean an aggregate of 14,375,000 Units of the Company initially issued to iStar Acquisition Investor LLC and Jay Sugarman of which some were subsequently transferred to other Existing Holders; (iv) “Initial Shares” shall mean an aggregate of 14,375,000 shares of Common Stock underlying the Initial Units; (v) “Component Shares” shall mean the 2,500,000 shares of Common Stock underlying the Private Placement Units; (vi) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO or any shares of Common Stock acquired in the secondary market; (vii) “Public Stockholders” shall mean purchasers of the Common Stock in the IPO or in the secondary market, including iStar Financial Inc. and any of the Company’s executive officers and directors or their affiliates to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; and (viii) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

2.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Initial Shares, all Component Shares and any other shares of Common Stock owned by the undersigned prior to the completion of the IPO in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares of the Company’s Common Stock that may be acquired by the undersigned in or following completion of the IPO in favor of such Business Combination.

3.             (a)  In the event that the Company fails to consummate a Business Combination by [    ] [24 months from the date of the final prospectus], the undersigned will take all reasonable actions within the undersigned’s power to (a) cause the Trust Fund to be liquidated and, after paying or reserving for payment of the Company’s liabilities, distributed to the holders of the IPO Shares and the holders of the Component Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”).  The undersigned agrees that in connection with any cessation of corporate existence of the Company, he or she will cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

4.             The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Fund as part of the Company’s plan of distribution with respect to any shares of Common Stock owned by the undersigned prior to the completion of the IPO, provided that the foregoing shall not apply to any Component Shares, IPO Shares or any shares of Common Stock acquired in the secondary market by the undersigned.  The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, including any tort claims.  The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account or any other amounts distributed by the Company in connection with a liquidating distribution received by the undersigned to which the undersigned was not entitled under this letter agreement.

5.             [The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively, “Damages”) to which the Company may become subject as a result of any claim by any (a) vendor or service provider who is owed money by the Company for services rendered or products sold to the Company and (b) acquisition target, but in each case only to the extent (i) such vendor, service provider, or acquisition target has not executed a waiver of rights or claims to the Trust Fund, and (ii) necessary to ensure that such Damages do not reduce the amount in the Trust Fund (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company’s former stockholders are not liable for any amount of such Damages).  For avoidance of doubt, the foregoing indemnification obligation of the undersigned shall not apply to claims under the Company’s indemnification of the underwriter of the offering (including, without limitation, the Underwriter) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).](1)

6.             [In the case of the Company’s dissolution and liquidation, the undersigned understands that the Company expects that all costs and expenses associated with implementing the Company’s plan of distribution as well as payments to any creditors, will be funded from amounts remaining out of the $200,000 of proceeds from the IPO held outside the Trust Fund and from the $6 million in interest income on the balance of the Trust Fund that will be released to the Company to fund its working capital requirements, subject to adjustment as set forth in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company.  The undersigned further understands that if those funds are not sufficient to cover the costs and expenses of dissolution and liquidation of the Company, the undersigned will indemnify and hold harmless the Company against such additional costs and expenses of

 (1)          This section of the agreement will appear only in the agreement executed by iStar Financial Inc.

dissolution and liquidation, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to the Company’s dissolution and liquidation.](2)

7.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any Existing Holder or any of their respective affiliates; provided that the Company may consummate a Business Combination with such an entity if the Company receives unanimous consent from the disinterested directors of the Company and obtains an opinion from an unaffiliated, independent investment banking firm, which is a member of the Financial Industry Regulatory Authority (“FINRA”), that the Business Combination is fair to the Company’s stockholders from a financial point of view.

8.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, and will not accept, any finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of the Business Combination, other than (i) repayment of loans in the amount of $100,000 made to the Company by each of iStar Financial Inc. and Jay Sugarman for the payment of offering-related and organizational expenses; (ii) a payment of an aggregate of $7,500 per month to iStar Financial Inc. or its subsidiary for the Company’s use of its offices, utilities and administrative support; and (iii) reimbursement for any reasonable out-of-pocket expenses in connection with the Company’s activities, such as seeking and consummating a Business Combination, provided that such reimbursement has been approved by the board of directors of the Company.

9.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation from the Company or any other entity or person in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination, except as described in the Registration Statement.

10.           The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 45 days after the date of the Underwriting Agreement or, if earlier, the date the Underwriter terminate its over-allotment option (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of shares of Common Stock determined by multiplying (a) the product of (i) 1,875,000, multiplied by (ii) a fraction, (x) the numerator of which is the number of Initial Shares held by the undersigned, and (y) the denominator of which is the number of Initial Shares held by all Existing Holders, by (b) a fraction, (i) the numerator of which is 7,500,000 minus the number of shares of Common Stock purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is 7,500,000.

11.           [The undersigned agrees to serve as [President, Chief Executive Officer and Secretary] [Chairman of the Board] [as a member of the Board of Directors of the Company]](3) until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action.  The undersigned’s biographical information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act.  The undersigned’s FINRA questionnaire furnished to the

(2)           This section of the agreement will appear only in the agreement executed by iStar Financial Inc.

(3)           This section will reflect the relationship of the insider to the Company, as applicable.

Company and the Underwriter and attached hereto as Exhibit B is true and accurate in all material respects.](4)  The undersigned represents and warrants that:

(a)           the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

(c)           the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

(d)           [the undersigned is capable of funding a shortfall in the Trust Fund to satisfy its indemnification obligation under Section 5 above.](5)

12.           With respect to the undersigned’s Initial Units, the warrants underlying the Initial Units (and the Common Stock issued upon exercise thereof) and Initial Shares (collectively, the undersigned’s “Initial Securities,” the undersigned shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Initial Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Initial Securities, whether any such transaction is to be settled by delivery of shares of Common Stock, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until one year after the consummation of an initial Business Combination (the “Insider Lock-Up Period”), except that if (a) during the last 17 days of the Insider Lock-Up Period, the Company issues material news or a material event relating to the Company occurs or (b) prior to the expiration of the Insider Lock-Up Period, the Company announces that material news or a material event will occur during the 16-day period beginning on the last day of the Insider Lock-Up Period, then the Insider Lock-Up Period shall end on and include the 18th day following the date of the issuance of the material news or the occurrence of a material event.  Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Initial Securities during the applicable Insider Lock-Up Period (i) to a member of the undersigned’s immediate family, (ii) to an affiliate of the undersigned, (iii) to a charitable organization, (iv) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (v) by virtue of the laws of descent and distribution upon death of the undersigned, (vi) to other officers or directors of the Company, (vii) to current and former directors, officers and employees of the undersigned, (vii) pursuant to a qualified domestic relations order, or (viii) in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target;

(4)           This section of the agreement will appear only in the agreements executed by the directors and officers of the Company.

(5)           This section of the agreement will appear only in the agreement executed by iStar Financial Inc.

provided, however, that the permissive transfers pursuant to clauses (i) — (vii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.  During the applicable Insider Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Initial Securities.

13.           With respect to the undersigned’s Private Placement Warrants or shares issuable upon exercise thereof, Private Placement Units and Component Shares (the “Private Placement Securities”), the undersigned shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Placement Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Placement Securities, whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until the consummation of an initial Business Combination (the “Private Placement Securities Lock-Up Period”), except that if (a) during the last 17 days of the Private Placement Securities Lock-Up Period, the Company issues material news or a material event relating to the Company occurs or (b) prior to the expiration of the Private Placement Securities Lock-Up Period, the Company announces that material news or a material event will occur during the 16-day period beginning on the last day of the Private Placement Securities Lock-Up Period, then the Private Placement Securities Lock-Up Period shall end on and include the 18th day following the date of the issuance of the material news or the occurrence of the material event.  Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Placement Securities during the applicable Private Placement Securities Lock-Up Period (i) to a member of the undersigned’s immediate family, (ii) to an affiliate of the undersigned, (iii) to a charitable organization, (iv) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (v) by virtue of the laws of descent and distribution upon death of the undersigned, (vi) to other officers or directors of the Company, (vii) to current and former directors, officers and employees of the undersigned, (vii) pursuant to a qualified domestic relations order, or (viii) in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target; provided, however, that the permissive transfers pursuant to clauses (i) — (vii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.  During the applicable Private Placement Securities Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Placement Securities.

14.           The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and serve as [[President, Chief Executive Officer and Secretary,] [Chairman of the Board,] [as a member of the Board of Directors of the Company]],(6) and hereby consents to being named in the Registration Statement as a[n] [officer][director] of the Company.

15.           The undersigned agrees that until the consummation of a Business Combination or the cessation of the corporate existence of the Company, whichever is earlier, the undersigned will not

(6)           This section will reflect the relationship of the insider to the Company, as applicable.

participate in the formation of any blank check company or any entity commonly regarded as a “special purpose acquisition company.”

16.           The undersigned agrees that until the consummation of a Business Combination, the undersigned will not recommend or take any action to amend or waive any provisions of Article Fifth or Article Sixth of the Company’s Amended and Restated Certificate of Incorporation.

17.           The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

18.           This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns.  This letter agreement shall terminate on the earlier of (a) the consummation of the Business Combination, and (b) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, [and provided further that Section 5 of this letter agreement shall survive a termination pursuant to clause (b).](7)

19.           This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

20.           No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

21.           The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of, or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction.

22.           The undersigned hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

(7)           This section of the agreement will appear only in the agreement executed by iStar Financial Inc.

[Remainder of page intentionally left blank]

[Name of Existing Holder]

Accepted and agreed:

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: President and Chief Executive Officer

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

Exhibit A

Biographical Information Furnished to the Company and the Underwriter

Exhibit B

FINRA Questionnaire Furnished to the Company and the Underwriter